SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2004

MAYOR’S JEWELERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9647	59-2290953

(State or other jurisdiction of incorporation)	(Commissoin File No.)	(IRS Employer Identification No.)

14051 Northwest 14th Street, Suite 200
Sunrise, Florida 33323
(Address of principal executive offices)

954-846-8000
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On June 24, 2004, the Board of Directors of Mayor’s Jewelers, Inc., a Delaware corporation (the “Company”) approved a limited waiver of the Company’s Code of Conduct and Code of Ethics for Senior Financial Officers in order for Thomas A. Andruskevich, the Company’s President, Chief Executive Officer and Chairman of the Board, to serve on the board of directors of the Robbins Company. The Robbins Company is a privately held company specializing in corporate recognition programs. Their business is competitive with certain of the Company’s business lines. However, the Company’s Board of Directors believes that it is in the best interests of the Company to allow Mr. Andruskevich to serve on the Board of the Robbins Company and therefore has decided to waive the Company’s Code of Conduct and Code of Ethics for Senior Financial Officers which prohibits directors of the Company from serving on the board of a competitor. Mr. Andruskevich has not yet decided to accept the position with the Robbins Company.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC.
By:	/s/ Marc Weinstein
	Name:	Marc Weinstein
	Title:	Senior Vice President and Chief Administrative Officer

Dated: July 1, 2004

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